As filed with the Securities and Exchange Commission on March 10, 2015.

Registration Statement No. 333-188640

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Halcón Resources Corporation*

(Exact name of registrant as specified in its charter)

Delaware	20-0700684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana St., Suite 6700
Houston, Texas 77002
(832) 538-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David S. Elkouri
Executive Vice President, Corporate Strategy and Chief Legal Officer
Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002
(832) 538-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William T. Heller IV
Harry R. Beaudry
Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002
(713) 238-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate to check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)
Debt Securities(4)
Common Stock
Preferred Stock
Depositary Shares(5)
Warrants(6)
Stock Purchase Contracts
Units(7)
Guarantees of Debt Securities(8)
Total			$750,000,000	$87,150

(1)                      Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices with an aggregate initial offering price not to exceed $750,000,000.

(2)                      Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these securities.

(3)                      The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and reflects the maximum aggregate offering price of securities that may be issued.

(4)                      Debt securities may be issued at an original issue discount or at a premium.

(5)                      Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

(6)                      The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.

(7)                      Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(8)                      Debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under “Additional Subsidiary Guarantor Registrants.” No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Halcón Resources Operating, Inc.	Delaware	03-0544856
Halcón Holdings, Inc.	Delaware	52-1535102
HRC Energy Louisiana, LLC	Delaware	84-1651433
HRC Energy Resources (WV), Inc.	Delaware	84-1682713
HRC Production Company	Texas	74-2353501
Halcón Energy Holdings, LLC	Delaware	80-0840538
Halcón Energy Properties, Inc.	Delaware	02-0685292
Halcón Field Services, LLC	Delaware	45-5240280
Halcón Gulf States, LLC	Oklahoma	73-1522976
Halcón Operating Co., Inc.	Texas	75-2883588
Halcón Williston I, LLC	Texas	80-0869550
Halcón Williston II, LLC	Texas	46-1459676
Halcón Louisiana Operating, L.P.	Delaware	45-5409727
HK Oil & Gas, LLC	Texas	32-0190502
HK Louisiana Operating, LLC	Texas	42-1654549
HK Energy Operating, LLC	Texas	35-2238107
HRC Energy, LLC	Colorado	20-8875010
HRC Operating, LLC	Colorado	20-8875129
HK Energy, LLC	Texas	26-0418956

(1)                  The address and telephone number of each additional registrant’s principal executive office is 1000 Louisiana St., Suite 6700, Houston, TX 77002, telephone (832) 538-0300.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-188640) (the “Registration Statement”) of Halcón Resources Corporation (“Halcón”) is being filed because Halcón ceased to be a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2014. Accordingly, Halcón is filing this Post-Effective Amendment No. 1 for the purpose of amending the Registration Statement to convert it from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement).

PROSPECTUS

HALCÓN RESOURCES CORPORATION

$750,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we offer pursuant to this prospectus may be guaranteed by one or more of our subsidiaries on terms to be determined at the time of the offering. This prospectus will allow us to issue securities over time.

We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “HK.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 10, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Using this process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offer. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus.

Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find More Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Halcón” and to the “Company,” “we,” “us” or “our” are to Halcón Resources Corporation and its subsidiaries.

THE COMPANY

We are an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich oil and natural gas assets in the United States. We were incorporated in Delaware on February 5, 2004 and were recapitalized on February 8, 2012. During 2012, we focused our efforts on the acquisition of unevaluated leasehold and producing properties in selected prospect areas, providing us with an extensive drilling inventory in multiple basins that we believe allow for multiple years of production growth and broad flexibility to direct our capital resources to projects with the greatest potential returns. During 2013 and 2014, we focused on the development of acquired properties and also divested non-core assets in order to fund activities in our core resource plays.

Our oil and natural gas assets consist of developed and undeveloped acreage positions in unconventional liquids-rich basins/fields. Our primary areas of operation are the Bakken / Three Forks formations in North Dakota and the Eagle Ford formation in East Texas, which we refer to as “El Halcón,” as well as other areas.

Our principal executive offices are located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, and our telephone number at that address is (832) 538-0300. Our website address is www.halconresources.com. Information contained on our website does not constitute part of this prospectus. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HK.”

THE SUBSIDIARY GUARANTORS

Halcón Resources Corporation is a holding company and has no material independent assets or operations apart from the assets and operations of its subsidiaries. The guarantors of the debt securities may include the following companies, each of which is a wholly owned subsidiary of Halcón Resources Corporation:

•                  Halcón Resources Operating, Inc.

•                  Halcón Holdings, Inc.

•                  HRC Energy Louisiana, LLC

•                  Halcón Energy Properties, Inc.

•                  Halcón Field Services, LLC

•                  Halcón Gulf States, LLC

•                  Halcón Operating Co., Inc.

•                  Halcón Williston I, LLC

•                  Halcón Williston II, LLC

•                  Halcón Louisiana Operating, L.P.

•                  HRC Energy Resources (WV), Inc.

•                  HRC Production Company

•                  Halcón Energy Holdings, LLC

•                  HK Oil & Gas, LLC

•                  HK Louisiana Operating, LLC

•                  HK Energy Operating, LLC

•                  HRC Energy, LLC

•                  HRC Operating, LLC

•                  HK Energy, LLC

If so provided in a prospectus supplement or term sheet, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations. Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number and location of wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “objective,” “believe,” “predict,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. Readers should carefully consider the risks described in the “Risk Factors” section of this prospectus and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, including, but not limited to, the following factors:

•                  volatility in commodity prices for oil and natural gas, including continued declines in the price for oil;

•                  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and fully develop our undeveloped acreage positions;

•                  we have substantial indebtedness and may incur more debt; higher levels of indebtedness make us more vulnerable to economic downturns and adverse developments in our business;

•                  our ability to replace our oil and natural gas reserves;

•                  our ability to successfully integrate acquired oil and natural gas businesses and operations;

•                  the possibility that acquisitions and divestitures may involve unexpected costs or delays, and that acquisitions will not achieve intended benefits and will divert management’s time and energy, which could have an adverse effect on our financial position, results of operations, or cash flows;

•                  risks in connection with potential acquisitions and the integration of significant acquisitions;

•                  our ability to successfully develop our large inventory of undeveloped acreage in our resource plays;

•                  access to and availability of water and other treatment materials to carry out planned fracture stimulations in our resource plays;

•                  access to adequate gathering systems, processing facilities, transportation take-away capacity to move our production to market, and marketing outlets to sell our production at market prices, which is necessary to fully execute our capital program;

•                  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•                  contractual limitations that affect our management’s discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;

•                  the potential for production decline rates for our wells to be greater than we expect;

•                  our ability to retain key members of senior management, board of director members, and key technical employees;

•                  competition, including competition for acreage in resource play holdings;

•                  environmental risks;

•                  drilling and operating risks;

•                  exploration and development risks;

•                  the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulations);

•                  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;

•                  social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States, such as the Middle East, and armed conflict or acts of terrorism or sabotage;

•                  other economic, competitive, governmental, regulatory, legislative, including federal, state and tribal regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;

•                  the insurance coverage maintained by us may not adequately cover all losses that may be sustained in connection with our business activities;

•                  title to the properties in which we have an interest may be impaired by title defects;

•                  senior management’s ability to execute our plans to meet our goals;

•                  the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars; and

•                  our dependency on the skill, ability and decisions of third party operators of the oil and natural gas properties in which we have a non-operated working interest.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this document. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table contains a summary of our earnings to fixed charges and to combined fixed charges and preference dividends for the periods indicated in thousands, except ratios. You should read the ratio information below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto in our Annual Report on Form 10-K for year ended December 31, 2014, which is incorporated herein by reference.

	Year Ended December 31,
	2014	2013		2012		2011	2010
Ratio of earnings (loss) to fixed charges	1.5	—	(1)	—	(2)	1.3	1.1
Pre-tax preferred dividend requirements	$32,902	$12,132		$110,075		—	—
Ratio of earnings (loss) to combined fixed charges and preference dividends	1.3	—	(1)	—	(3)	1.3	1.1

(1)             Due to the Company’s “Loss before income taxes, as adjusted” in 2013, the ratio coverage was less than 1:1. The Company must generate additional earnings of $1.6 billion to achieve a coverage ratio of 1:1.

(2)             Due to the Company’s “Loss before income taxes, as adjusted” in 2012, the ratio coverage was less than 1:1. The Company must generate additional earnings of $120.9 million to achieve a coverage ratio of 1:1.

(3)             Due to the Company’s “Loss before income taxes, as adjusted” in 2012, the ratio coverage was less than 1:1. The Company must generate additional earnings of $231.0 million to achieve a coverage ratio of 1:1.

USE OF PROCEEDS

Except as may be stated in any applicable prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of indebtedness.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in such prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Halcón and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, certain subsidiaries of Halcón (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)                      the title of the Debt Securities;

(2)                      whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)                      whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)                      any limit on the aggregate principal amount of the Debt Securities;

(5)                      each date on which the principal of the Debt Securities will be payable;

(6)                      the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)                      each place where payments on the Debt Securities will be payable;

(8)                      any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)                      any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)               the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)               whether the Debt Securities are defeasible;

(12)               any addition to or change in the Events of Default;

(13)               whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)               any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)               any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•                  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•                  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•                  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe, as of a recent date, the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described below under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)                      remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)                      be binding upon each Subsidiary Guarantor; and

(3)                      inure to the benefit of, and be enforceable by, the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)                      the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)                      an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)                      subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)                      other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)                      the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)                      immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)                      several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)                      failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)                      failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)                      failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)                      failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets” above;

(5)                      failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)                      any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

(7)                      any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)                      certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)                      if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Halcón Resources Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Halcón Resources Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)                      such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)                      the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)                      the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)                      to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)                      to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)                      to add any additional Events of Default;

(4)                      to provide for uncertificated notes in addition to, or in place of, certificated notes;

(5)                      to secure the Debt Securities;

(6)                      to establish the form or terms of any series of Debt Securities;

(7)                      to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)                      to cure any ambiguity, defect or inconsistency;

(9)                      to add Subsidiary Guarantors; or

(10)               in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)                      change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)                      reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)                      reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)                      change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)                      impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)                      modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)                      except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)                      reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)                      reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)               modify such provisions with respect to modification, amendment or waiver; or

(11)               following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)                      the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of Maturity to such date;

(2)                      if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)                      the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)                      certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)                      either:

(a)                         all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)                         all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)                      we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)                      we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)                      we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)                      no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)                      such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)                      in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)                      we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL, our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws. You are urged to read those documents carefully. Copies of our amended and restated certificate of incorporation, including any amendments thereto, and our amended and restated bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 1,340,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of March 5, 2015, we had 431,410,836 shares of common stock and 340,960 shares of 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, and no other shares of preferred stock, outstanding.

Selected provisions of our organizational documents are summarized below, however, you should read the organizational documents, which are filed as exhibits to our periodic filings with the SEC and incorporated herein by reference, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

Voting rights. Each share of common stock is entitled to one vote in the election of our directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits. Holders of our common stock are entitled to receive dividends if, as and when such dividends are declared by our board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Our existing debt arrangements restrict our ability to pay cash dividends.

Liquidation. In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of our common stock.

Fully paid. All shares of our common stock outstanding are fully paid and nonassessable.

Other rights. Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Preferred Stock

Our board of directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by our common stockholders.

One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management.

The issuance of shares of the preferred stock by our board of directors may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of our preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

5.75% Series A Cumulative Perpetual Convertible Preferred Stock

On June 18, 2013, we issued 345,000 shares of our 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, which we refer to as Series A Preferred Stock, in a registered public offering.

Dividends.    Holders of shares of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 5.75% per annum, which we refer to as the “dividend rate,” on the $1,000.00 liquidation preference per share of the Series A Preferred Stock, payable quarterly in arrears on each dividend payment date. Dividends may be paid in cash or, where freely transferable by any non-affiliate recipient thereof, in shares of our common stock or a combination thereof, and are payable on March 1, June 1, September 1 and December 1 of each year.

No Maturity.    The Series A Preferred Stock has no maturity date, is not redeemable by us at any time, and will remain outstanding unless converted by the holders or mandatorily converted by us as described below.

Liquidation Preference; Conversion Rights.    Each share of Series A Preferred Stock has a liquidation preference of $1,000.00 per share and is convertible, at the holder’s option at any time, initially into approximately 162.4431 shares of our common stock (which is equivalent to an initial conversion price of approximately $6.16 per share), subject to specified adjustments as set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock, which we refer to as the “Certificate of Designations.” Based on the initial conversion rate, approximately 56.0 million shares of our common stock would be issuable upon conversion of all the shares of Series A Preferred Stock.

Mandatory Conversion.    On or after June 6, 2018, we may, at our option, give notice of our election to cause all outstanding shares of Series A Preferred Stock to be automatically converted into shares of our common stock at the conversion rate, if the closing sale price of our common stock equals or exceeds 150% of the conversion price for at least 20 trading days in a period of 30 consecutive trading days.

Special Rights Upon a Fundamental Change.    If we undergo a fundamental change and a holder converts its shares of Series A Preferred Stock at any time beginning at the opening of business on the trading day immediately following the effective date of such fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will receive, for each share of Series A Preferred Stock surrendered for conversion, a number of shares of our common stock equal to the greater of:

•                  the sum of (i) the conversion rate and (ii) the make-whole premium, if any, as described below; and

•                  the conversion rate which will be increased to equal (i) the sum of the $1,000.00 liquidation preference plus all accumulated and unpaid dividends to, but excluding, the settlement date for such conversion, divided by (ii) the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third business day prior to such settlement date; provided that the prevailing conversion rate as adjusted pursuant to this bullet point will not exceed 292.3977 shares of our common stock per share of the Series A Preferred Stock (subject to adjustment in the same manner as the conversion rate).

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)   a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our board of directors;

(2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that any merger solely for the purpose of changing our jurisdiction of incorporation to the United States of America, any State thereof or the District of Columbia, and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity, shall not be a fundamental change;

(3)   our common stock (or other common stock underlying the Series A Preferred Stock) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(4)   our stockholders approve any plan or proposal for the liquidation or dissolution of us.

A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares.

Make-Whole Premium.    For shares of Series A Preferred Stock converted in accordance with the first bullet under “—Special Rights Upon a Fundamental Change” above, the number of additional shares, if any, by which the conversion rate will be increased in connection with a conversion following the date on which the fundamental change occurs or becomes effective, which we refer to as the “effective date,” and prior to the special rights end date as described above will be determined by reference to the table below, based on the effective date and the price, or “stock price,” paid (or deemed to be paid) per share of our common stock in such fundamental change. If holders of our common stock receive in exchange for their common stock only cash in the transaction constituting a fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the five trading days immediately preceding, but excluding, the effective date of the fundamental change.

The following table sets forth the number of additional shares that will be added to the conversion rate as described above for each stock price and effective date below:

	Stock Price(1)
Effective Date	$5.13	$6.16	$7.00	$8.00	$9.23	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00
June 6, 2014	32.4886	24.2450	18.7585	14.0724	10.0325	8.1656	4.7869	2.7425	1.4729	0.6781	0.1927	0.0000
June 6, 2015	32.4886	22.5384	17.1872	12.6859	8.8722	7.1388	4.0626	2.2501	1.1502	0.4784	0.0874	0.0000
June 6, 2016	32.4886	20.6300	15.3098	10.9436	7.3572	5.7809	3.1002	1.6120	0.7499	0.2459	0.0006	0.0000
June 6, 2017	32.4886	18.5867	13.0081	8.5205	5.0664	3.6795	1.6268	0.7045	0.2405	0.0177	0.0000	0.0000
June 6, 2018 and thereafter	32.4886	17.2396	10.7585	4.9380	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)                The stock prices set forth in the table above will be adjusted as of any date on which the conversion rate is adjusted. The adjusted stock prices will be equal to the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional shares of common stock in the table will be adjusted at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate.

Limited Voting Rights

Except as required by Delaware law, holders of the Series A Preferred Stock have no voting rights unless dividends are in arrears and unpaid for six or more quarterly periods. Until such arrearage is paid in full, the holders (voting as a single class with the holders of any other preferred stock having similar voting rights) will be entitled to elect two additional directors and the number of directors on our board of directors will increase by that same number.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law.    Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

•                  prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•                  at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•                  mergers and consolidations with or caused by an interested stockholder;

•                  sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;

•                  specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

•                  other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because our certificate of incorporation and bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Charter and bylaw provisions.    Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of three (3) years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Our certificate of incorporation and bylaws provide for a classified board of directors divided into three (3) classes, with the number of directors in each class as nearly equal as possible and each class serving for a term of three (3) years or until their successors are elected and qualified. Under Delaware law, stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Our certificate of incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” Further, our bylaws provide that a majority vote of the holders of the outstanding shares entitled to vote at the meeting is required to effect such removal. The likely effect of the classification of the board of directors and the limitations on the removal of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the our board of directors will need at least two annual meetings of stockholders to effect this change.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103. Its phone number is (877) 830-4936.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.

We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•                  the designation, aggregate principal amount, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•                  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•                  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•                  the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  United States federal income tax consequences applicable to such warrants;

•                  the amount of warrants outstanding as of the most recent practicable date; and

•                  any other terms of such warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts. The applicable prospectus supplement will describe the terms of the stock purchase contracts.

A copy of the form of any agreement governing the stock purchase contracts will be included as an exhibit to a report that we file with the SEC incorporated by reference herein.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the other securities described in this prospectus, in any combination. The applicable prospectus supplement will describe:

•                                          the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•                                          a description of the terms of any unit agreement governing the units; and

•                                          a description of the provisions for the payment, settlement, transfer or exchange of the units.

A copy of the form of any unit agreement governing the units will be included as an exhibit to a report that we file with the SEC incorporated by reference herein.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements they may enter into with us to indemnification by us against specified civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

Sales Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

Underwriters or agents could makes sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

To the extent that we make sales through one or more underwriters or agents in “at-the-market” offerings, we will do so pursuant to the terms of a sales agency financing agreement or other “at-the-market” offering arrangement with such underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of the securities. Any such activities will be described in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Mayer Brown LLP, Houston, Texas. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Halcón Resources Corporation’s Annual Report on Form 10-K and the effectiveness of Halcón Resource Corporation and subsidiaries’ internal control over financial reporting for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, included or incorporated by reference in this prospectus have been included or incorporated by reference in reliance on the authority of that firm as experts in reserve engineering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web page site at www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Reports and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Our common stock is listed and traded on the NYSE under the trading symbol “HK.”

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed or terminated:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended on Form 10-K/A filed on March 5, 2015;

•                  our Current Report on Form 8-K filed on March 10, 2015; and

•                  the description of our common stock contained in our registration statement on Form 8-A (File No. 001-35467) filed on March 21, 2012, as that description may be updated from time to time.

We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Halcón Resources Corporation
Attention: Investor Relations
1000 Louisiana St., Suite 6700
Houston, Texas 77002
Phone: (832) 538-0300
investorrelations@halconresources.com

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provided no assurance as to the reliability or, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrants in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

SEC registration fee	$87,150	*
Legal fees and expenses		†
Accounting fees and expenses		†
Engineering fees and expenses		†
Printing expenses		†
Miscellaneous		†
TOTAL	$	†

*                                           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.

†                                           Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Halcón anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers And Directors

Halcón Resources Corporation

Article Seventh of our amended and restated certificate of incorporation, as amended, and Article VII of our amended and restated bylaws provide for indemnification of our officers and directors, as well as our employees and agents, to the extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office.

We also have the power to purchase and maintain insurance for such directors and officers. Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

We have also entered into individual indemnification agreements with our directors and executive officers. These agreements indemnify those directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of Halcón.

Subsidiary Guarantor Registrants

Colorado

Each of HRC Energy, LLC and HRC Operating, LLC is a Colorado limited liability company. Section 7-80-407 of the Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a person or manager for liabilities incurred by the person, in the ordinary course of business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company. The operating agreements of HRC Energy, LLC and HRC Operating, LLC each provides that the company shall indemnify each member or any officers or directors of such member relating to any liability or damage incurred by reason of any acts or omissions of such person in connection with the business of the company and will reimburse such person for attorneys’ fees in connection therewith to the extent the member, officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the interests of the company and the conduct of the member, officer or director did not constitute actual fraud, gross negligence or willful misconduct.

Delaware

Each of Halcón Resources Operating, Inc., Halcón Holdings, Inc., HRC Energy Resources (WV), Inc. and Halcón Energy Properties, Inc. is a Delaware corporation (collectively, the “Delaware Corporate Subsidiaries”). The indemnification provisions of the DGCL described under the heading “Halcón Resources Corporation” above also relate to the directors and officers of the Delaware Corporate Subsidiaries.

Each of HRC Energy Louisiana, LLC, Halcón Energy Holdings, LLC and Halcón Field Services, LLC is a Delaware limited liability company (each, a “Delaware LLC Subsidiary”). Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC Subsidiary contains indemnification provisions that generally provide that it will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent of such Delaware LLC Subsidiary, and may advance to them or reimburse them for expenses incurred in connection therewith.

Halcón Louisiana Operating, L.P. is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions, if any, as are set forth in its partnership agreement. The agreement of limited partnership of Halcón Louisiana Operating, L.P. contains indemnification provisions that generally provide that it will indemnify each past or present general partner, manager, officer, and to the extent determined by the general partner from time to time, other agents and representatives against any actions, suits, or proceedings, and all other claims, demands, losses, damages, liabilities, judgments, awards, penalties, fines, settlements, costs and expenses arising out of the management of Halcón Louisiana Operating, L.P, and may advance to them or reimburse them for reasonable expenses incurred in connection therewith to the fullest extent now or hereafter permitted by the DRULPA.

Oklahoma

Halcón Gulf States, LLC is an Oklahoma limited liability company. Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.

Texas

Each of HRC Production Company and Halcón Operating Co., Inc. is a Texas corporation. Each of Halcón Williston I, LLC, Halcón Williston II, LLC, HK Oil & Gas, LLC, HK Energy Operating, LLC, HK Energy, LLC and HK Louisiana Operating, LLC is a Texas limited liability company. The provisions of Chapter 8 of the Texas Business Organizations Code (“TBOC”) on indemnification are equally applicable to all Texas business organizations or enterprises.

Sections 8.101 and 8.102 of the TBOC provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have a reasonable cause to believe that his conduct was unlawful. Section 8.103 of the TBOC provides that the determination as to whether indemnification should be paid must be made by disinterested members of the governing authority of the enterprise, special legal counsel selected by the governing authority, or the owners or members of the enterprise. If the person is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines that the person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 of the TBOC. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

For Texas limited liability companies, in addition to the provisions cited above, Section 101.402 of the TBOC provides a limited liability company with broad powers and authority to indemnify such persons and to purchase and maintain insurance for such purposes.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 16. Exhibits And Financial Statement Schedules

(a)                                 Exhibits. The attached Exhibit Index is incorporated herein by reference

Item 17. Undertakings

(a)                           Each undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B and relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 The undersigned Registrant hereby undertakes that:

(i)                                     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

Signature	Title

/s/ Floyd C. Wilson	Chairman of the Board, Director and Chief Executive Officer
Floyd C. Wilson	(Principal Executive Officer)

/s/ Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer
Mark J. Mize	(Principal Financial Officer)

*	Senior Vice President, Chief Accounting Officer and Controller
Joseph S. Rinando, III	(Principal Accounting Officer)

*	Director
Tucker S. Bridwell

*	Director
James W. Christmas

*	Director
Thomas R. Fuller

*	Director
Kevin E. Godwin

*	Director
David S. Hunt

*	Director
David B. Miller

*	Director
Daniel A. Rioux

*	Director
Michael A. Vlasic

*	Director
Mark A. Welsh IV

* By:	/s/ Floyd C. Wilson / Mark J. Mize
Floyd C. Wilson / Mark J. Mize (Attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HALCÓN ENERGY PROPERTIES, INC. HALCÓN HOLDINGS, INC. HALCÓN OPERATING CO., INC. HALCÓN RESOURCES OPERATING, INC. HRC ENERGY RESOURCES (WV), INC. HRC PRODUCTION COMPANY

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

Signature	Title

/s/ Floyd C. Wilson	Director and Chief Executive Officer
Floyd C. Wilson	(Principal Executive Officer)

/s/ Mark J. Mize	Director, Executive Vice President, Chief Financial Officer and Treasurer
Mark J. Mize	(Principal Executive Officer)

/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
Joseph S. Rinando, III	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HALCÓN ENERGY HOLDINGS, LLC

By:	HALCÓN RESOURCES CORPORATION
its sole member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

	Signature	Title

	HALCÓN RESOURCES CORPORATION	Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and
Chief Executive Officer

	/s/ Floyd C. Wilson	Chief Executive Officer
	Floyd C. Wilson	(Principal Executive Officer)

	/s/ Mark J. Mize	Executive Vice President, Chief Financial
	Mark J. Mize	Officer and Treasurer
(Principal Financial Officer)

	/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
	Joseph S. Rinando, III	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HALCÓN WILLISTON I, LLC HALCÓN WILLISTON II, LLC

By:	HALCÓN ENERGY PROPERTIES, INC.
its sole member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

	Signature	Title

	HALCÓN ENERGY PROPERTIES, INC.	Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

	/s/ Floyd C. Wilson	Chief Executive Officer
	Floyd C. Wilson	(Principal Executive Officer)

	/s/ Mark J. Mize	Executive Vice President, Chief Financial
	Mark J. Mize	Officer and Treasurer
(Principal Financial Officer)

	/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
	Joseph S. Rinando, III	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HRC ENERGY LOUISIANA, LLC

By:	HALCÓN RESOURCES OPERATING, INC..
its sole member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

	Signature	Title

	HALCÓN RESOURCES OPERATING, INC.	Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

	/s/ Floyd C. Wilson	Chief Executive Officer
	Floyd C. Wilson	(Principal Executive Officer)

	/s/ Mark J. Mize	Executive Vice President, Chief Financial
	Mark J. Mize	Officer and Treasurer
(Principal Financial Officer)

	/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
	Joseph S. Rinando, III	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HALCÓN GULF STATES, LLC HALCÓN FIELD SERVICES, LLC

By:	HALCÓN HOLDINGS, INC.
its sole member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

	Signature	Title

	HALCÓN HOLDINGS, INC.	Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

	/s/ Floyd C. Wilson	Chief Executive Officer
	Floyd C. Wilson	(Principal Executive Officer)

	/s/ Mark J. Mize	Executive Vice President, Chief Financial
	Mark J. Mize	Officer and Treasurer
(Principal Financial Officer)

	/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
	Joseph S. Rinando, III	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HALCÓN LOUISIANA OPERATING, L.P.

By:	HALCÓN GULF STATES, LLC
its General Partner

By:	HALCÓN HOLDINGS, INC.
its Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

Signature	Title

/s/ Floyd C. Wilson	Director and Chief Executive Officer of Halcón
Floyd C. Wilson	Holdings, Inc. Chief Executive Officer of Halcón Gulf States, LLC (Principal Executive Officer)

/s/ Mark J. Mize	Director and Executive Vice President, Chief Financial Officer
Mark J. Mize	and Treasurer of Halcón Holdings, Inc. Executive Vice President, Chief Financial Officer and Treasurer of Halcón Gulf States, LLC (Principal Financial Officer)

/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
Joseph S. Rinando, III	of Halcón Gulf States, LLC and of Halcón Holdings, Inc. (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HRC ENERGY, LLC HRC OPERATING, LLC HK ENERGY, LLC

By:	HALCÓN ENERGY HOLDINGS, LLC
its sole member

By:	HALCÓN RESOURCES CORPORATION
its sole member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

	Signature	Title

	HALCÓN RESOURCES CORPORATION	Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and Chief Executive Officer

	/s/ Floyd C. Wilson	Chief Executive Officer
	Floyd C. Wilson	(Principal Executive Officer)

	/s/ Mark J. Mize	Executive Vice President, Chief Financial
	Mark J. Mize	Officer and Treasurer
(Principal Financial Officer)

	/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
	Joseph S. Rinando, III	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2015.

HK LOUISIANA OPERATING, LLC HK OIL & GAS, LLC HK ENERGY OPERATING, LLC

By:	SOUTHERN BAY ENERGY, LLC
its sole member

By:	HALCÓN ENERGY HOLDINGS, LLC
its sole member

By:	HALCÓN RESOURCES CORPORATION
its sole member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2015.

	Signature	Title

	HALCÓN RESOURCES CORPORATION	Sole Member

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and Chief Executive Officer

	/s/ Floyd C. Wilson	Chief Executive Officer
	Floyd C. Wilson	(Principal Executive Officer)

	/s/ Mark J. Mize	Executive Vice President, Chief Financial
	Mark J. Mize	Officer and Treasurer
(Principal Financial Officer)

	/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
	Joseph S. Rinando, III	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

2.1

Securities Purchase Agreement dated December 21, 2011 by and between RAM Energy Resources, Inc. and Halcón Resources LLC (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by Halcón Resources Corporation on December 22, 2011)

2.1.1

First Amendment to Securities Purchase Agreement dated January 4, 2012 by and between RAM Energy Resources, Inc. and Halcón Resources LLC (incorporated by reference to Exhibit 2.1.1 to the current report on Form 8-K filed by Halcón Resources Corporation on January 5, 2012)

2.2

Agreement and Plan of Merger, dated as of April 24, 2012 by and among Halcón Resources Corporation, Leopard Sub I, Inc., Leopard Sub II, LLC and GeoResources, Inc. (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by Halcón Resources Corporation on April 25, 2012)

2.3

Agreement of Sale and Purchase dated May 8, 2012 between NCL Appalachian Partners, L.P., as Seller, and Halcón Energy Properties, Inc., as Buyer (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by Halcón Resources Corporation on July 2, 2012)

2.4

Purchase and Sale Agreement dated as of the 5th day of June, 2012, among CH4 Energy II, LLC, PetroMax Leon, LLC and Petro Texas LLC and Halcón Energy Properties, Inc., and joined by PetroMax Operating Co., Inc. (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by Halcón Resources Corporation on August 7, 2012)

2.5

Reorganization and Interest Purchase Agreement dated October 19, 2012 by and among Halcón Energy Properties, Inc., Petro-Hunt, L.L.C. and Pillar Energy, LLC (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by Halcón Resources Corporation on October 22, 2012)

2.6

Agreement of Sale and Purchase by and among Halcón Energy Properties, Inc., Halcón Field Services, LLC, HK Energy, LLC, Halcón Operating Co, Inc., HK Energy Operating, LLC, and Halcón Resources Operating, Inc., and New Gulf Resources, LLC, dated February 25, 2014 (incorporated by reference to Exhibit 2.1 to the quarterly report on Form 10 Q for the quarterly period ended March 31, 2014 filed by Halcón Resources Corporation on May 8, 2014)

2.6.1

Amendment No. 1 Agreement of Sale and Purchase by and among Halcón Energy Properties, Inc., Halcón Field Services, LLC, HK Energy, LLC, Halcón Operating Co, Inc., HK Energy Operating, LLC, and Halcón Resources Operating, Inc., and New Gulf Resources, LLC, dated April 10, 2014 (incorporated by reference to Exhibit 2.2 of the quarterly report on Form 10 Q for the quarterly period ended June 30, 2014 filed by Halcón Resources Corporation on July 31, 2014)

3.1

Amended and Restated Certificate of Incorporation of RAM Energy Resources, Inc. dated February 8, 2012 (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by Halcón Resources Corporation on February 9, 2012)

3.1.1

Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Halcón Resources Corporation, effective as of February 10, 2012 (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K filed by Halcón Resources Corporation on February 9, 2012)

3.1.2

Certificate of Designation, Preferences, Rights and Limitations of 8% Automatically Convertible Preferred Stock of Halcón Resources Corporation dated March 2, 2012 (incorporated by reference to Exhibit 3.1 of the current report on Form 8 K filed by Halcón Resources Corporation on March 5, 2012)

3.1.3

Certificate of Elimination of 8% Automatically Convertible Preferred Stock dated November 30, 2012 (incorporated by reference to Exhibit 3.1 to the current report on Form 8 K filed by Halcón Resources Corporation on December 4, 2012)

Exhibit Number	Description

3.1.4

Certificate of Designation, Preferences, Rights and Limitations of 8% Automatically Convertible Preferred Stock of Halcón Resources Corporation dated December 5, 2012 (incorporated by reference to Exhibit 3.1 to the current report on Form 8 K filed by Halcón Resources Corporation on December 11, 2012)

3.1.5

Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Halcón Resources Corporation dated January 17, 2013 (incorporated by reference to Exhibit 3.1 to the current report on Form 8 K filed by Halcón Resources Corporation on January 23, 2013)

3.1.6

Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Halcón Resources Corporation, effective as of May 23, 2013 (incorporated by reference to Exhibit 3.1 to the current report on Form 8 K filed by Halcón Resources Corporation on May 29, 2013)

3.1.7

Certificate of Designations, Preferences, Rights and Limitations of 5.75% Series A Convertible Perpetual Preferred Stock of Halcón Resources Corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8 K filed by Halcón Resources Corporation on June 18, 2013)

3.1.8

Certificate of Elimination of 8% Automatically Convertible Preferred Stock of Halcón Resources Corporation (incorporated by reference to Exhibit 3.2 to the current report on Form 8 K filed by Halcón Resources Corporation on June 18, 2013)

3.1.9

Certificate of Amendment of the Amended and Restated Certificate of Incorporation, effective as of May 22, 2014 (incorporated by reference to Exhibit 3.1 to the current report on Form 8 K filed by Halcón Resources Corporation on May 27, 2014)

3.2

Fourth Amended and Restated Bylaws of Halcón Resources Corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by Halcón Resources Corporation on November 6, 2012).

4.1

Specimen common stock certificate of Halcón Resources Corporation (incorporated by reference to Exhibit 4.1 to the registration statement on Form S-4 filed by Halcón Resources Corporation on May 18, 2012)

4.2†	Form of Senior Indenture

4.3†	Form of Subordinated Indenture

4.4**	Form of Warrant Agreement

4.5**	Form of Depositary Agreement

4.6

Amended and Restated Convertible Promissory Note dated March 9, 2015, between Halcón Resources Corporation and HALRES LLC (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on March 10, 2015)

4.7

Amended and Restated Warrant Certificate dated March 9, 2015, between Halcón Resources Corporation and HALRES LLC (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Halcón Resources Corporation on March 10, 2015)

4.8

Amended and Restated Registration Rights Agreement, dated March 9, 2015, between the Company and HALRES LLC (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed by Halcón Resources Corporation on March 10, 2015)

Exhibit Number	Description

4.9

Registration Rights Agreement dated December 6, 2012 by and between Halcón Resources Corporation and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on December 11, 2012)

4.10

Registration Rights Agreement dated as of August 1, 2012, among CH4 Energy II, LLC, PetroMax Leon, LLC and Petro Texas LLC and Halcón Resources Corporation (subsequently joined by U.S. King King LLC) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on August 7, 2012)

4.11

Registration Rights Agreement dated March 5, 2012 by and between Halcón Resources Corporation and Barclays Capital Inc. (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on March 5, 2012)

4.12

Indenture dated as of July 16, 2012, among Halcón Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee, relating to Halcón Resources Corporation’s 9.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on July 17, 2012)

4.13

Registration Rights Agreement dated July 16, 2012, among Halcón Resources Corporation, the subsidiary guarantors named therein, and the initial purchaser named therein (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Halcón Resources Corporation on July 17, 2012)

4.14

First Supplemental Indenture dated as of August 1, 2012, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as Trustee, relating to the 9.75% senior notes due 2020 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on August 2, 2012)

4.15

Second Supplemental Indenture dated as of August 1, 2012, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as Trustee, relating to the 9.75% senior notes due 2020 (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Halcón Resources Corporation on August 2, 2012)

4.16

Third Supplemental Indenture dated December 6, 2012, among Halcón Resources Corporation and U.S. Bank National Association, as Trustee, relating to the 9.75% senior notes due 2020 (incorporated by reference to Exhibit 4.4 to the current report on Form 8-K filed by Halcón Resources Corporation on December 11, 2012)

4.17

Indenture dated as of November 6, 2012, among Halcón Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee, relating to Halcón Resources Corporation’s 8.875% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on November 7, 2012)

4.18

Registration Rights Agreement dated as of November 6, 2012, among Halcón Resources Corporation, the subsidiary guarantors named therein, and the initial purchaser named therein (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Halcón Resources Corporation on November 7, 2012)

4.19

First Supplemental Indenture dated December 6, 2012, among Halcón Williston I, LLC and Halcón Williston II, LLC, the existing guarantors, Halcón Resources Corporation, the parties named therein as subsidiary guarantors and U.S. Bank National Association, as trustee, relating to the 8.875% senior notes due 2021 (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed by Halcón Resources Corporation on December 11, 2012)

Exhibit Number	Description

4.20

Registration Rights Agreement, dated as of January 14, 2013, between Halcón Resources Corporation and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on January 15, 2013)

4.21

Waiver, dated July 3, 2013, relating to Registration Rights Agreement dated December 6, 2012 by and among Halcón Resources Corporation and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on July 10, 2013)

4.22

Indenture dated as of August 13, 2013, among Halcón Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee, relating to Halcón Resources Corporation’s 9.25% Senior Notes due 2022 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on August 13, 2013)

4.23

Registration Rights Agreement dated as of August 13, 2013, among Halcón Resources Corporation and BMO Capital Markets Corp., on behalf of the initial purchaser named therein (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Halcón Resources Corporation on August 13, 2013)

4.24

Registration Rights Agreement, dated as of December 19, 2013, between Halcón Resources Corporation and Barclays Capital Inc. and Wells Fargo Securities, LLC as the initial purchasers (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Halcón Resources Corporation on December 20, 2013)

5.1*	Opinion of Mayer Brown LLP as to the legality of the securities being registered

12.1

Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends (incorporated by reference to Exhibit 12.1 to the annual report on Form 10-K filed by Halcón Resources Corporation on February 26, 2015)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.5*	Consent of Mayer Brown LLP (included in its opinion filed herewith as Exhibit 5.1)

24.1†	Powers of Attorney (included in Part II as a part of the signature page of this registration statement)

25.1†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture

25.2†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture

*	Filed herewith.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.
†	Previously filed with the initial registration statement on May 16, 2013.